EXHIBIT 99.1

SigmaTron International, Inc. Reports First Quarter Financial Results for Fiscal 2021

ELK GROVE VILLAGE, Ill., Sept. 09, 2020 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal quarter ended July 31, 2020.

Revenues decreased to $60.5 million in the first quarter of fiscal 2021 from $74.0 million for the same quarter in the prior year.  The Company incurred a net loss of $900,666 for the quarter ended July 31, 2020 compared to net income of $361,025 for the same period in the prior year.  Basic and diluted loss per share for the quarter ended July 31, 2020, were each $0.21, compared to basic and diluted earnings per share of $0.09 each for the same quarter ended July 31, 2019.

Commenting on SigmaTron’s first quarter fiscal 2021 results, Gary R. Fairhead, President, Chief Executive Officer and Chairman of the Board, said, “As previously reported in our fiscal year 2020 press release and 10-K, SigmaTron is reporting a pre-tax loss for the first quarter of fiscal 2021.  Over the past two quarters we have experienced a v-shaped curve in terms of revenue:  February was close to forecast, March was a 10% decline, April and May’s decline was 30% or greater, followed by a significant rebound in June and a full recovery in July.  The May pre-tax loss was greater than the loss for the entire quarter so we were slightly above breakeven for the last two months of the first quarter of fiscal 2021.

“During the first quarter results were negatively affected by the revenue decline and manufacturing inefficiencies caused by COVID, especially in Mexico.  Several of our plants were shut down while we were required to incur continuing labor costs and as they reopened, we experienced significant inefficiencies.  None of this is a surprise given the far-reaching effects of the pandemic.

“As disappointing as the first quarter was, the second quarter is as encouraging.  The backlog for the second quarter is strong and while several of our major customers continue to be negatively affected by the pandemic, others have benefitted and are compensating for those customers with lower than expected revenue.  As stated in our 10-K, the full impact of the pandemic will depend on future developments, which are highly uncertain and cannot be predicted.  And there is no doubt that customers are also mindful of the election in November.

“As reported at fiscal 2020 year-end, the Company elected to account for its PPP Loan by using loan accounting.  There is no effect from any potential loan forgiveness reflected in our first quarter results.  Once the procedure to apply for forgiveness is finalized by the government, the Company currently plans to apply for the forgiveness of the entire loan.

“Also, as previously reported, the Company and Wagz, Inc. entered into a Letter of Intent under which the Company and Wagz would be combined by the end of August 2020.  To date that has not happened but both companies are continuing to work towards closing the deal by the end of our second fiscal quarter.  We will report on that separately when appropriate.

“In summary, the current trend for the Company is heading in the right direction.  Obviously, uncertainty remains regarding the general economy because of the pandemic and the election.  In spite of this, we continue to land new customers and are working on several significant new opportunities.  We are enthusiastic about our pending deal with Wagz.  All of the aforementioned leads us to believe that better times are ahead.”

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products.  SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Biên Hòa City, Vietnam.  SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Forward-Looking Statements

Note:  This press release contains forward-looking statements.  Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements.  These forward-looking statements are based on the current expectations of the Company.  Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially.  Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets impairment testing; the ability to achieve the expected benefits of acquisitions; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the availability and cost of necessary components and materials; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements, including the phase-out of LIBOR; the ability to meet the Company’s financial covenant; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 (commonly known as “Coronavirus”) which has threatened the Company’s financial stability by causing a decrease in consumer revenues, caused a disruption to the Company’s global supply chain, caused plant closings or reduced operations thus reducing output at those facilities; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth.  These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

Financial tables follow…

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	July 31,	July 31,
	2020	2019

Net sales	$60,524,956	$74,009,981

Cost of products sold	56,252,765	67,049,649

Gross profit	4,272,191	6,960,332

Selling and administrative expenses	5,059,525	5,827,326

Operating (loss) income	(787,334)	1,133,006

Other expense	334,166	524,866

(Loss) income before income tax	(1,121,500)	608,140

Income tax (benefit) expense	(220,834)	247,115

Net (loss) income	($900,666)	$361,025

Net (loss) income per common share - basic	($0.21)	$0.09

Net (loss) income per common share - assuming dilution	($0.21)	$0.09

Weighted average number of common equivalent
shares outstanding - assuming dilution	4,250,986	4,241,883

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	April 30,
	2020	2020

Assets:

Current assets	$123,189,280	$130,616,797

Machinery and equipment-net	33,632,655	33,935,760

Deferred income taxes	280,764	284,435
Intangibles	2,261,913	2,350,949
Other assets	9,482,870	8,891,090

Total assets	$168,847,482	$176,079,031

Liabilities and stockholders' equity:

Current liabilities	$60,797,911	$70,048,041

Long-term obligations	50,059,209	47,155,191

Stockholders' equity	57,990,362	58,875,799

Total liabilities and stockholders' equity	$168,847,482	$176,079,031

For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095